EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned.

The address of VX Holdings L.P. is 65 Bleecker Street, 6th Floor, New York, New York 10012. The address for Deutsche Bank Trustee Services (Guernsey) Limited c/o Lefebvre Court, Lefebvre Street, St. Peter Port, Guernsey GY1 3WT Channel Islands. The address for each of Corvina Holdings Limited, Virgin Group Holdings Limited and RBC Trustees (C.I.) Limited is c/o La Motte Chambers, La Motte Street, St. Helier, Jersey, JE1 1BJ Channel Islands.  The address of Sir Richard Branson is Richard’s House, PO Box 1091, The Valley, Virgin Gorda, Necker Island, British Virgin Islands.

Name of Designated Filer: VX Holdings, L.P.

Date of Event Requiring Statement: November 19, 2014

Issuer Name: Virgin America, Inc.  [VA]

VX HOLDINGS, L.P.

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Vice President

CORVINA HOLDINGS LIMITED

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-Fact

VIRGIN GROUP HOLDINGS LIMITED

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-Fact

DEUTSCHE BANK TRUSTEE SERVICES (GUERNSEY) LIMITED

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-Fact

RBC TRUSTEES (C.I.) LIMITED

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-Fact

SIR RICHARD BRANSON

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-Fact